Exhibit 99.1

TransAct Technologies Reports Preliminary Fourth Quarter and Full Year 2020 Financial Results

2020 Fourth Quarter Net Sales of $7.8 Million
Full Year FST Recurring Revenues up 96% on a Year-Over-Year Basis
Full Year FST Paid Terminals Up 107% on a Year-Over-Year Basis

Hamden, CT – March 9, 2021 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the fourth quarter and full year ended December 31, 2020.

“Throughout our most challenging year ever we proved the agility of our business model by posting sequentially stronger sales quarters in the second half of 2020 and we finished the year with momentum as we enter 2021. I could not be more proud of the entire TransAct team and their resilience,” said Bart C. Shuldman, Chairman and CEO of TransAct Technologies. “Our FST market has picked up considerable steam and posted a 27% year-over-year revenue gain despite the obvious challenges our customers were facing, demonstrating the mission-critical nature of our BOHA! solutions. We saw the number of paid terminals in the market jump to 5,688 from 3,813 at the end of the third quarter of 2020, and we expect this number to accelerate as we move through 2021 and drive a sustainable base of recurring FST revenue. We are also starting to see green shoots in our Casino and Gaming market as the pandemic continues to subside and gambling floors begin to prepare for life after COVID-19.”

Shuldman continued, “Finally, we launched our all-new, iOS native BOHA! Restaurant Operations Platform, which is paired with our BOHA! Workstation and iPad and we are beginning to see our sales pipeline grow.  Technology from BOHA! and Apple devices work together to bring restaurants a bold, mobile-first solution to automate back-of-house tasks, reduce labor costs, and drive efficiencies.”

Fourth Quarter 2020 Financial Highlights
•	Net Sales: Net Sales for the fourth quarter of 2020 were $7.8 million, down 30% compared to $11.2 million for the fourth quarter of 2019.
•	FST Recurring Revenue: FST recurring revenue for the fourth quarter of 2020 was $0.9 million, up 37% compared to $0.7 million for the fourth quarter of 2019.
•
Gross Profit: Gross profit for the fourth quarter of 2020 was $2.4 million, resulting in gross margin of 30.6%, compared to gross profit of $4.6 million for the fourth quarter of 2019, which resulted in a 41.2% gross margin.

•	Operating loss: Operating loss for the fourth quarter of 2020 was $(2.7) million, compared to operating loss of $(1.1) million for the fourth quarter of 2019.
•
Net loss: Net loss for the fourth quarter of 2020 was $(1.9) million, or $(0.22) net loss per share, based on 8.7 million weighted average common shares outstanding. Net loss for the comparable 2019 period was $(0.8) million, or $(0.11) net loss per share, based on 7.5 million weighted average common shares outstanding.

•	EBITDA: EBITDA loss was $(2.0) million for the fourth quarter of 2020, compared to an EBITDA loss of $(0.3) million for the fourth quarter of 2019.
•	Adjusted EBITDA (loss): Adjusted EBITDA loss was $(1.7) million for the fourth quarter of 2020, compared to adjusted EBITDA loss of $(0.1) million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights
•	Net Sales: Net Sales for the 2020 year were $30.6 million, down 33% compared to $45.7 million for 2019.
•	FST Recurring Revenue: FST recurring revenue for the 2020 year was $3.8 million, up 96% compared to $1.9 million for 2019.
•	Gross Profit: Gross profit for the 2020 year was $12.9 million, resulting in gross margin of 42.3%, compared to gross profit of $21.9 million in 2019, which resulted in 47.9% gross margin.
•	Operating income (loss): Operating loss for 2020 was $(8.2) million, compared to operating income of $0.3 million for 2019.
•
Net income (loss): Net loss for 2020 was $(5.6) million, or $(0.72) net loss per share, based on 7.8 million weighted average common shares outstanding. Net income for 2019 was $0.5 million, or $0.07 net income per share, based on 7.7 million diluted weighted average common shares outstanding.

•	EBITDA: EBITDA loss was $(6.8) million for the full year 2020, compared to EBITDA of $1.7 million for the full year 2019.
•	Adjusted EBITDA (loss): Adjusted EBITDA loss was $(5.9) million for full year 2020, compared to adjusted EBITDA of $2.4 million for full year 2019.
•	Paid Terminals: Paid terminals in the market were 5,688 at December 31, 2020, compared to 2,750 as of December 31, 2019, an increase of 107%.

2020 Fourth Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, March 9, 2021, beginning at 4:30 p.m. ET to discuss the Company’s preliminary fourth quarter and full year 2020 results. Both the call and the webcast are open to the general public. The conference call number is 888-394-8218 and the conference ID number is 2578777 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to non-recurring items excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting, assessing financial performance and paying incentive compensation. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.5 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™, Ithaca® and Printrex® are trademarks of TransAct Technologies Incorporated. ©2021 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information
The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2020. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2020. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.  As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the adverse effects of the COVID-19 pandemic on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our ability to successfully transition our business into the food service technology market; our ability to remediate the material weakness over internal control over financial reporting; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers;  our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union;  and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

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Investor Contact:
Bart Shuldman Chairman and Chief Executive Officer TransAct Technologies Incorporated 702-388-8180	Michael Bowen ICR, Inc. Michael.Bowen@icrinc.com 203-682-8299	Marc P. Griffin ICR, Inc. Marc.Griffin@icrinc.com 646-277-1290

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$7,763	$11,162	$30,595	$45,748
Cost of sales	5,391	6,563	17,666	23,813
Gross profit	2,372	4,599	12,929	21,935

Operating expenses:
Engineering, design and product development	1,506	1,065	5,703	4,393
Selling and marketing	1,259	2,143	6,144	8,033
General and administrative	2,268	2,446	9,255	9,166
	5,033	5,654	21,102	21,592
Operating (loss) income	(2,661)	(1,055)	(8,173)	343

Interest and other (expense) income:
Interest, net	(11)	2	(52)	(11)
Other, net	116	158	56	35
	105	160	4	24

(Loss) income before income taxes	(2,556)	(895)	(8,169)	367
Income tax benefit	(638)	(95)	(2,539)	(149)
Net (loss) income	$(1,918)	$(800)	$(5,630)	$516

Net (loss) income per common share:
Basic	$(0.22)	$(0.11)	$(0.72)	$0.07
Diluted	$(0.22)	$(0.11)	$(0.72)	$0.07

Shares used in per share calculation:
Basic	8,704	7,470	7,827	7,466
Diluted	8,704	7,470	7,827	7,677

SUPPLEMENTAL INFORMATION – SALES BY MARKET: (Preliminary and Unaudited)
	Three months ended		Year ended
(In thousands)	December 31,		December 31,
	2020	2019	2020	2019
Food service technology	$2,810	$1,817	$7,734	$6,104
POS automation and banking	989	1,323	3,770	5,758
Casino and gaming	2,679	5,341	10,979	21,529
Lottery	-	365	817	1,291
Printrex	68	243	300	1,166
TransAct Services Group	1,217	2,073	6,995	9,900
Total net sales	$7,763	$11,162	$30,595	$45,748

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	December 31,	December 31,
(In thousands)	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$10,359	$4,203
Accounts receivable, net	3,377	6,418
Note receivable	100	1,017
Inventories, net	11,286	12,099
Prepaid income taxes	2,409	180
Prepaids and other current assets	644	998
Total current assets	28,175	24,915

Fixed assets, net	1,950	2,244
Note receivable, net of current portion	1,584	-
Right-of-use asset	3,618	2,855
Goodwill	2,621	2,621
Deferred tax assets	2,939	2,565
Intangible assets, net	583	817
Other assets	777	44
	14,072	11,146
Total assets	$42,247	$36,061

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,691	$2,960
Accrued liabilities	3,665	3,041
Lease liability	837	945
Deferred revenue	504	700
Total current liabilities	6,697	7,646

Long term debt	2,173	-
Deferred revenue, net of current portion	111	219
Lease liability, net of current portion	2,864	2,104
Other liabilities	166	166
	5,314	2,489
Total liabilities	12,011	10,135

Shareholders’ equity:
Common stock	130	115
Additional paid-in capital	42,536	32,604
Retained earnings	19,718	25,348
Accumulated other comprehensive loss, net of tax	(38)	(31)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	30,236	25,926
Total liabilities and shareholders’ equity	$42,247	$36,061

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)

	Three Months Ended		Year Ended
(In thousands)	December 31,		December 31,
	2020	2019	2020	2019
Net (loss) income	$(1,918)	$(800)	$(5,630)	$516

Interest expense (income), net	11	(2)	52	11
Income tax benefit	(638)	(95)	(2,539)	(149)
Depreciation and amortization	584	624	1,342	1,371

EBITDA	(1,961)	(273)	(6,775)	1,749

Share-based compensation expense	232	133	876	692

Adjusted EBITDA	$(1,729)	$(140)	$(5,899)	$2,441